Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland — SVP, Finance and Investor Relations
952-806-1707
Andy Larew — Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS FIRST QUARTER 2012 RESULTS

MINNEAPOLIS, October 27, 2011 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion haircare industry, today reported first quarter net income of $0.15 per share.  These results include previously disclosed non-operational after-tax charges of $7.2 million, primarily related to the acceleration of depreciation on the current point-of-sale system.  Absent these charges, first quarter operational earnings were $0.26 per diluted share.

On October 10, 2011, the Company reported that revenues for the first quarter ended September 30, 2011 decreased 1.7 percent to $569 million, with first quarter total same-store sales declining 3.1 percent.

“Our operational earnings of $0.26 per share benefited from our continued execution of key cost savings initiatives,” commented Randy L. Pearce, President.  “However, to improve long-term profitability we must increase revenue by driving increased traffic into our salons. During the quarter, service customer trends continued to improve and were thirty basis points better than the preceding quarter.  Despite this moderate improvement, we are not satisfied.”

Regis also announced that the Company is in the process of refining its operational strategy by focusing on key customer segments.  This approach will help the Company become more effective and more efficient.  Key components of this refined strategy include aligning its North American salons into core market segments centered on value, affordable full-service and mass premium.  Regis also plans to continue operating select growth concepts, including kids, men’s and high-end premium.

Pearce continued, “The consumer segmented strategy reflects Regis’ ongoing evolution into a more customer-centric organization in order to increase our competitiveness in the marketplace as well as increase the effectiveness and efficiency of our performance.  We remain laser focused on implementing our previously announced revenue and cost-cutting initiatives in order to improve profitability, achieve long-term growth and enhance shareholder value.  We are confident that the strategic realignment of our salons, coupled with the positive changes already underway at Regis, will position us strongly for the future.”

Fiscal 2012 Update

•                  The Company continues to expect fiscal 2012 same-store sales to be in a range of negative one percent to positive one percent.

•                  At these same-store levels, EBITDA is expected to be in a range of $222 million to $242 million and operational earnings are forecasted to grow to a range of $1.16 to $1.32 per share.

•                  Regis plans to spend approximately $110 million for salon and corporate capital expenditures and approximately $25 million for acquisitions.

•                  The Company expects to generate free cash flow of approximately $65 million to $70 million.

•                  As previously announced, the Company has identified a new third party point-of-sale software alternative, which it is now planning to implement in all of its company-owned salons over the next year.  The new point-of-sale system will replace the current point-of-sale system and enable the Company to accelerate its strategies and initiatives.  As a result, the Company expects to incur in the second quarter of fiscal 2012 pre-tax, non-operational expense of approximately $9 million related to the acceleration of depreciation on the current point-of-sale system.

First Quarter Non-Operational Items

First quarter non-operational charges, which netted to $7.2 million on an after-tax basis, consisted of the following items:

•                  Accelerated depreciation expense of $5.5 million related the replacement of the current point-of-sale system with a new third party point-of-sale software system.

•                  Senior management after-tax restructuring costs of $1.0 million.

•                  $0.7 million of advisory fees and other costs related to the recent proxy contest.

As of September 30, 2011 Regis Corporation owned, franchised, or held ownership interest in 12,774 worldwide locations.

A complete reconciliation of reported income to operational earnings is included in today’s press release and is also available on the Company’s website at www.regiscorp.com.

Regis Corporation will host a conference call discussing first quarter results today, October 27, 2011 at 3:00 p.m., Central time.  Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 866-225-8754. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4478167#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of September 30, 2011, the Company owned, franchised or held ownership interests in approximately 12,800 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include, competition within the personal hair care industry, which remains strong, both domestically and internationally, price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of September 30, 2011 and June 30, 2011
(In thousands, except per share data)

	September 30, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$75,673	$96,263
Receivables, net	28,040	27,149
Inventories	173,699	150,804
Deferred income taxes	17,876	17,887
Income tax receivable	18,021	22,341
Other current assets	30,464	32,118
Total current assets	343,773	346,562

Property and equipment, net	330,084	347,811
Goodwill	680,588	680,512
Other intangibles, net	108,612	111,328
Investment in and loans to affiliates	251,894	261,140
Other assets	57,269	58,400

Total assets	$1,772,220	$1,805,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$28,817	$32,252
Accounts payable	66,695	55,107
Accrued expenses	159,041	167,321
Total current liabilities	254,553	254,680

Commitments and contingencies

Long-term debt and capital lease obligations	275,198	281,159
Other noncurrent liabilities	222,000	237,295
Total liabilities	751,751	773,134

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,704,684 and 57,710,811 common shares at September 30, 2011 and June 30, 2011, respectively	2,885	2,886
Additional paid-in capital	343,445	341,190
Accumulated other comprehensive income	57,839	77,946
Retained earnings	616,300	610,597

Total shareholders’ equity	1,020,469	1,032,619

Total liabilities and shareholders’ equity	$1,772,220	$1,805,753

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2011	2010
Revenues:
Service	$431,700	$439,529
Product	126,917	128,605
Royalties and fees	10,132	10,111
	568,749	578,245
Operating expenses:
Cost of service	246,011	249,501
Cost of product	59,979	61,075
Site operating expenses	52,455	49,009
General and administrative	78,679	74,074
Rent	84,447	85,108
Depreciation and amortization	34,106	26,044
Total operating expenses	555,677	544,811

Operating income	13,072	33,434

Other income (expense):
Interest expense	(7,360)	(8,923)
Interest income and other, net	1,316	777

Income before income taxes and equity in income of affiliated companies	7,028	25,288

Income taxes	(2,723)	(9,647)
Equity in income of affiliated companies, net of income taxes	4,032	2,679

Net income	$8,337	$18,320

Net income per share:
Basic	$0.15	$0.32
Diluted	$0.15	$0.30

Weighted average common and common equivalent shares outstanding:
Basic	56,849	56,629
Diluted	57,098	67,961

Cash dividends declared per common share	$0.06	$0.04

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2011	2010

Net cash provided by operating activities	$13,455	$64,184
Net cash used in investing activities	(17,245)	(19,853)
Net cash used in financing activities	(13,163)	(5,566)
Effect of exchange rate changes on cash and cash equivalents	(3,637)	4,199
(Decrease) increase in cash and cash equivalents	(20,590)	42,964
Cash and cash equivalents:
Beginning of year	96,263	151,871
End of year	$75,673	$194,835

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REGIS CORPORATION (NYSE: RGS)

Salon and Hair Restoration Center Counts and Revenues

	September 30, 2011	June 30, 2011
SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,884	7,883
Franchise salons	1,983	1,936
Company-owned hair restoration centers	68	67
Franchise hair restoration centers	29	29
Ownership interest locations	2,810	2,786
Total, system-wide	12,774	12,701

SALON LOCATION SUMMARY

	September 30, 2011	June 30, 2011
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,023	1,049
Salons constructed	2	12
Acquired	—	9
Less relocations	(2)	(10)
Salon openings	—	11
Conversions	—	(1)
Salons closed	(7)	(36)
Total, Regis Salons	1,016	1,023

MASTERCUTS
Open at beginning of period	588	600
Salons constructed	4	6
Acquired	—	—
Less relocations	(2)	(5)
Salon openings	2	1
Conversions	—	1
Salons closed	—	(14)
Total, MasterCuts Salons	590	588

SMARTSTYLE/COST CUTTERS IN WALMART
Company-owned salons:
Open at beginning of period	2,393	2,374
Salons constructed	16	65
Acquired	—	—
Franchise buybacks	—	—
Less relocations	(1)	(1)
Salon openings	15	64
Conversions	—	—
Salons closed	(1)	(45)
Total company-owned salons	2,407	2,393

Franchise salons:
Open at beginning of period	120	119
Salons constructed	2	3
Acquired	—	—
Less relocations	—	—
Salon openings	2	3
Conversions	—	—
Franchise buybacks	—	—
Salons closed	—	(2)
Total franchise salons	122	120

Total, SmartStyle/Cost Cutters in Walmart Salons	2,529	2,513

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	September 30, 2011	June 30, 2011
SUPERCUTS
Company-owned salons:
Open at beginning of period	1,158	1,100
Salons constructed	13	24
Acquired	1	—
Franchise buybacks	—	73
Less relocations	(2)	(3)
Salon openings	12	94
Conversions	19	13
Salons closed	(8)	(49)
Total company-owned salons	1,181	1,158

Franchise salons:
Open at beginning of period	987	1,034
Salons constructed	19	43
Acquired	—	—
Less relocations	—	(7)
Salon openings	19	36
Conversions	1	10
Franchise buybacks	—	(73)
Salons closed	(2)	(20)
Total franchise salons	1,005	987

Total, Supercuts Salons	2,186	2,145

PROMENADE
Company-owned salons:
Open at beginning of period	2,321	2,382
Salons constructed	10	26
Acquired	—	18
Franchise buybacks	5	5
Less relocations	(2)	(10)
Salon openings	13	39
Conversions	(20)	(14)
Salons closed	(21)	(86)
Total company-owned salons	2,293	2,321

Franchise salons:
Open at beginning of period	829	867
Salons constructed	8	21
Acquired (2)	30	—
Less relocations	(2)	(7)
Salon openings	36	14
Conversions	—	(9)
Franchise buybacks	(5)	(5)
Salons closed	(4)	(38)
Total franchise salons	856	829

Total, Promenade Salons	3,149	3,150

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	September 30, 2011	June 30, 2011
INTERNATIONAL SALONS (1):
Company-owned salons:
Open at beginning of period	400	404
Salons constructed	2	13
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(2)
Salon openings	2	11
Conversions	—	—
Salons closed	(5)	(15)
Total company-owned salons	397	400

Total franchise salons	—	—

Total, International Salons	397	400

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,883	7,909
Salons constructed	47	146
Acquired	1	27
Franchise buybacks	5	78
Less relocations	(9)	(31)
Salon openings	44	220
Conversions	(1)	(1)
Salons sold	—	—
Salons closed	(42)	(245)
Total company-owned salons	7,884	7,883

Franchise salons:
Open at beginning of period	1,936	2,020
Salons constructed	29	67
Acquired (2)	30	—
Less relocations	(2)	(14)
Salon openings	57	53
Conversions	1	1
Franchise buybacks	(5)	(78)
Salons sold	—	—
Salons closed	(6)	(60)
Total franchise salons	1,983	1,936

Total Salons	9,867	9,819

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	67	62
Salons constructed	3	3
Acquired	—	—
Franchise buybacks	—	4
Less relocations	(2)	(1)
Salon openings	1	6
Conversions	—	—
Sites closed	—	(1)
Total company-owned hair restoration centers	68	67

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	September 30, 2011	June 30, 2011
Franchise hair restoration centers:
Open at beginning of period	29	33
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	(4)
Sites closed	—	—
Total franchise hair restoration centers	29	29

Total Hair Restoration Centers	97	96

Ownership interest locations	2,810	2,786

Grand Total, System-wide	12,774	12,701

(1)	Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, SmartStyle, Supercuts, and Promenade concepts and not included in the International salon totals.
(2)	Represents the acquisition of a franchise network.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended September 30,
(Dollars in thousands)	2011	2010
North American salons:
Regis	$104,866	$107,504
MasterCuts	40,459	42,040
SmartStyle	128,484	132,554
Supercuts	83,603	79,323
Promenade	140,445	145,512
Total North American salons	497,857	506,933

International salons	33,489	35,058
Hair restoration centers	37,403	36,254
Consolidated revenues	$568,749	$578,245

Percentage change from prior year	(1.6)%	(4.5)%

Same-store sales decrease (1)	(3.1)%	(1.5)%

(1)

Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations which were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one mile radius are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in revenues attributable to its organic growth (new locations construction and same-store sales growth) versus growth from acquisitions.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon and hair restoration businesses is shown in the following tables.

	For the Three Months Ended September 30, 2011
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$390,164	$24,853	$16,683	$—	$431,700
Product	98,137	8,636	20,144	—	126,917
Royalties and fees	9,556	—	576	—	10,132
	497,857	33,489	37,403	—	568,749
Operating expenses:
Cost of service	223,279	12,690	10,042	—	246,011
Cost of product	48,444	4,579	6,956	—	59,979
Site operating expenses	48,296	2,675	1,484	—	52,455
General and administrative	29,706	2,925	9,273	36,775	78,679
Rent	73,215	8,764	2,271	197	84,447
Depreciation and amortization	17,970	1,306	3,309	11,521	34,106
Total operating expenses	440,910	32,939	33,335	48,493	555,677

Operating income (loss)	56,947	550	4,068	(48,493)	13,072

Other income (expense):
Interest expense	—	—	—	(7,360)	(7,360)
Interest income and other, net	—	—	—	1,316	1,316
Income (loss) before income taxes and equity in income of affiliated companies	$56,947	$550	$4,068	$(54,537)	$7,028

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	For the Three Months Ended September 30, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$397,321	$25,363	$16,845	$—	$439,529
Product	100,120	9,695	18,790	—	128,605
Royalties and fees	9,492	—	619	—	10,111
	506,933	35,058	36,254	—	578,245
Operating expenses:
Cost of service	227,297	12,728	9,476	—	249,501
Cost of product	49,733	5,245	6,097	—	61,075
Site operating expenses	46,329	2,190	490	—	49,009
General and administrative	29,878	2,952	8,579	32,665	74,074
Rent	73,618	8,670	2,264	556	85,108
Depreciation and amortization	17,232	1,087	3,143	4,582	26,044
Total operating expenses	444,087	32,872	30,049	37,803	544,811

Operating income (loss)	62,846	2,186	6,205	(37,803)	33,434

Other income (expense):
Interest expense	—	—	—	(8,923)	(8,923)
Interest income and other, net	—	—	—	777	777
Income (loss) before income taxes and equity in income of affiliated companies	$62,846	$2,186	$6,205	$(45,949)	$25,288

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income and net income per diluted share provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance business from the same perspective as management and Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance.  We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies.  These non-GAAP results should not be regarded as a substitute for the corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business.  Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three months ended September 30, 2011:

The following information is provided to give qualitative and quantitative information related to items impacting comparability.  Items impacting comparability are not defined terms within U.S. GAAP.  Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.  We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance.

Senior management restructure — We have excluded expense associated with senior management restructuring from our non-GAAP results.  During the three months ended September 30, 2011 we incurred expense of $1.7 million associated with senior management restructuring.

Proxy fees - We have excluded the advisory fees and other costs associated with the recent contested proxy from our non-GAAP results.  During the three months ended September 30, 2011, we incurred $1.1 million of advisory fees and other costs associated with the recent contested proxy.

Point-of-sale system accelerated depreciation — We have excluded the accelerated depreciation we recorded related to our point-of-sale system from our non-GAAP results. During the three months ended September 30, 2011, we recorded $8.7 million in accelerated depreciation related to our point-of-sale system.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures

(In thousands, except per share data)

(unaudited)

Reconciliation of U.S. GAAP operating income and net income to equivalent non-GAAP measures

		Three Months Ended September 30,
	U.S. GAAP financial line item	2011	2010
U.S. GAAP revenue		$568,749	$578,245

U.S. GAAP operating income		$13,072	$33,434

Non-GAAP operating expense adjustments:
Senior management restructure	General and administrative	1,654	—
Proxy fees	General and administrative	1,128	—
Point-of-sale accelerated depreciation	Depreciation and amortization	8,699	—
Total non-GAAP operating expense adjustments		11,481	—
Non-GAAP operating income		$24,553	$33,434

U.S. GAAP net income		$8,337	$18,320

Non-GAAP net income adjustments:
Non-GAAP operating expense adjustments		11,481	—
Tax provision adjustments (1)	Income taxes	(4,232)	—
Total non-GAAP net income adjustments		7,249	—
Non-GAAP net income		$15,586	$18,320

Reconciliation of U.S. GAAP net income per diluted share to non-GAAP net income per diluted share

	Three Months Ended September 30,
	2011	2010
U.S GAAP net income per diluted share (2)	$0.146	$0.299
Senior management restructure (1)	0.015	—
Proxy fees (1)	0.010	—
Point-of-sale accelerated depreciation (1)	0.080	—
Dilutive effect under if-converted method (4)	0.007	—
Non-GAAP net income per diluted share (3)	$0.258	$0.299

U.S. GAAP weighted average shares — basic	56,849	56,629
U.S. GAAP weighted average shares - diluted	57,098	67,961
Non-GAAP weighted average shares — diluted (4)	68,282	67,961

Notes:

(1)   Based on a projected statutory effective tax rate analysis, the non-GAAP tax provision was calculated to be approximately 37% for the three months ended September 30, 2011 for all non-GAAP operating expense adjustments.

(2)   For the three months ended September 30, 2010 U.S. GAAP net income per diluted share is calculated under the if-converted method. Under the if-converted method for the three months ended September 30, 2010, $2.0 million of net of tax interest expense on the convertible debt is added to net income to determine the net income for diluted earnings per share.

(3)   For the three months ended September 30, 2011 non-GAAP operational net income per share, diluted has been calculated under the if-converted method. Under the if-converted method, $2.1 million of net of tax interest on the convertible debt is added to the non-GAAP operational net income to determine the non-GAAP operational net income for diluted earnings per share.

(4)   The earnings per share impact of the adjustments for the three months ended September 30, 2011 include convertible share equivalents of 11.2 million of additional shares under the if-converted method. The impact of the adjustments described above result in the effect of the convertible share equivalents to be dilutive to the non-GAAP operational net income per share.

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